                                                                     EXHIBIT 2.1


                       REORGANIZATION PLAN AND AGREEMENT
                       ---------------------------------

     A PLAN AND AGREEMENT dated as of December 31, 2000 by and among Innovation International, Inc., a Delaware corporation ("INNO"), Hosp-Italia Industries, Inc., a Nevada corporation organized by INNO ("USIT"), Hospitalia S.r.l, a corporation limited by quotas organized under the Italian Civil Code 2,472 through 2,500 ("ITALIA") and Andrea Cesaretti, the Majority shareholder of ITALIA ("CESARETTI" or "the OWNERS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS: INNO is owned by more than 400 shareholders residing in 26 States (the "Shareholders"); and USIT has been organized by INNO; and 100% of the stock of ITALIA is held by the OWNERS; and

     WHEREAS, the Board of Directors of USIT has approved a plan to acquire 98%
                                                                            ---
of the stock of ITALIA, and the OWNERS wish to transfer the same to USIT as provided herein, in exchange for the Consideration described herein, and subject to the condition that USIT be severed from INNO; and

NOW, THEREFORE, in consideration of the foregoing and the mutual premises herein set forth, and subject to the terms and conditions hereof, the parties agree as follows:

     1.  ACQUISITION OF ITALIA BY USIT.  Prior to the Closing Date defined
         -----------------------------
herein, INNO and USIT shall have approved the plan to acquired 98% of ITALIA and to distribute 1,000,000 shares of USIT common stock to all shareholders of INNO, pro-rata to the shares of Inno then held by them.

     The said distribution to Inno shareholders shall not be postponed except as required to accommodate the preparation and filing of a Registrtion Statement pursuant to the U. S. Securities Act of 1933, as amended, on Form SB2 to register said shares. Nothing herein contained shall diminish the obligations set forth herein pursuant to which INNO shall distribute or cause USIT to distribute 1,000,000 shares of the $.001 par value Common Stock of USIT to the Shareholders. On the Closing Date, USIT shall issue and deliver to the OWNERS the consideration described below in exchange for the 98% of the stock in ITALIA owned by them; whereupon ITALIA shall then have become a 98 % owned subsidiary of USIT.

     2.  CONSIDERATION.  In consideration of the acquisition of ITALIA, USIT
         -------------
     shall issue and deliver an aggregate of nine million (9,000,000) shares of its common stock to CESARETTI..

     3.  THE CLOSING.  The closing of the transactions contemplated by this
         -----------
     Agreement (the "Closing") shall take place on March 23, 2001 in Milan,
     Italy.

     4.  REPRESENTATIONS OF ITALIA AND THE OWNERS.   ITALIA and the OWNERS
         ----------------------------------------
     identified herein jointly and severally represent and warrant to INNO and USIT as follows:

(a)  Organization.  ITALIA is duly organized and validly exists as a business
     ------------
corporation under the laws of Italy as described herein. ITALIA's properties shall include a 54.5% interest in the Italian company known as ABC Alliance S.r.l ("ABC") in which ITALIA and/or CESARETTI have the power of control. As of the date hereof ABC has a 50% interest in the Italian company known as Days Master Italia S.p.a. ("Days Master") . As of the date hereof ITALIA owns a 10% interest in the company known as Kelley Corp. S.A. As of the date hereof Kelley Corp S.A. owns a 50% interest in Days Master of which the remaining 50% is owned by ABC. As of the date hereof, Days Master holds the exclusive rights to operate hotels in Italy under the Days Inn trademark. Days Master's principal asset is the franchise agreement with Cendant Corporation (USA) for this franchise. ITALIA and ABC and Days Master have the legal power and authority to own, operate and lease their respective properties and assets and to carry on their businesses as now conducted or in accordance with their business plans, and they are duly qualified to do business wherever the nature and location of their businesses and assets requires such qualification.

(b)  Authorization and Capital Stock.  ITALIA has and the OWNERS have the legal
     -------------------------------
power, authority and capacity to enter into, execute, deliver and perform its obligations under this Agreement. This Agreement constitutes the valid and binding agreement of ITALIA, and the OWNERS and is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency and other rights affecting the enforceability of creditors' rights generally and the discretion of the courts in granting equitable remedies). Except for the 2% minority interest of ITALIA not acquired hereby by USIT, there are no other securities, subscriptive rights or rights, warrants, options, contracts, understandings or commitments providing for issuance of, or granting rights to acquire any capital stock of ITALIA or securities convertible into or exchangeable for capital stock of ITALIA.

(c)  Assets and Business.  Except as described in any schedule and/or exhibit
     -------------------
hereto and in the financial statements, ITALIA owns, free and clear of all other mortgages, claims, charges, liens, encumbrances restrictions, options, pledges, calls or commitments of any character and any security interest whatsoever, and holds good and marketable title to all of the assets and rights currently used in the conduct of its business and to the ownership of companies described herein. There are no existing agreements, warrants or rights providing for the sale of any assets, rights or for the business of ITALIA except for sales in the ordinary course of business.

(d)  Licenses.  If any licenses from which no exemption is applicable or has
     --------
been obtained, are necessary, ITALIA holds all licenses necessary to the conduct of its business, all of which have been duly and validly obtained, are enforceable and are in full force and effect as of the date hereof. ITALIA is not in default under any of such licenses and has not committed or omitted an act which would constitute default or which would be grounds for license revocation or suspension. Neither this Agreement nor its consummation will result in the forfeiture, revocation, impairment or suspension of such licenses.

(e)  Financial Statements.  ITALIA agrees to supply, as soon as practicable
     --------------------
following the closing, true, correct and complete financial statements of ITALIA which will have been independently audited by a licensed Italian auditing firm of good standing acceptable to the auditors of USIT. The financial statements of ITALIA will be materially correct and complete and will have been prepared in accordance with generally accepted accounting principles consistently applied. Financial statements of USIT, based upon the ITALIA financial reports described herein, will be obtained and provided hereunder in audited form, from an independent auditing firm of standing equal to the requirements of the SEC and NASD for the level of public reporting selected by USIT after the closing. Subsequently, annual and quarterly periods will be respectively audited and reviewed by such qualified auditors and will include the combination or consolidation of the accounts of ITALIA and USIT.

(f)  Public and Regulatory Information.  ITALIA and the OWNERS shall prepare or
     ---------------------------------
obtain and deliver to USIT all financial and other information required to be included in the reports which USIT must file in support of the trading of its common stock in the Over The Counter markets, or as may be required by the SEC in connection with the issuance and/or trading of its securities, or by the NASD or any Broker Dealer organization making a market or proposing to make a market in the securities of USIT, all of which shall be prepared and filed in a timely manner. The parties hereto intend this section to include all financial and other information required to maintain the listing of ITALIA on the OTC Bulletin Board and to comply specifically with the requirements of what are generally known as "Full Reporting Companies". The preparation and provision of all financial statements described above in sub-paragraph (e) are included, without limiting the generality hereof, in this sub-paragraph (f).

(g)  Information.  All written material furnished or to be furnished by ITALIA
     -----------
and the OWNERS does not and will not contain any statement which is false or misleading with respect to any material fact, and does not and will not omit to state any material fact, the omission of which makes the statements therein false or misleading.

(h)  Taxes.  ITALIA has duly filed all tax returns and reports (or extensions
     -----
for filing such returns and reports) related to its business, if any are required to be filed and has duly paid all taxes and other governmental charges ("Taxes") upon ITALIA, ITALIA's assets, income, franchises, licenses, stock issuances or transfers or sales related to its business. There are no unpaid taxes which are a lien on ITALIA or its assets, except liens for Taxes not yet due and payable. There is not pending or known any proposed assessment by any taxing authority for additional Taxes applicable to ITALIA. ITALIA has not adopted a plan of liquidation under any tax code, or, except as provided herein, entered into any contract to merge or consolidate with or sell all or any substantial part of its assets to any other firm or corporation.

(i)  No Adverse Change.  Except as disclosed in the financial statements of
     -----------------
ITALIA, to the best knowledge of the OWNERS after due inquiry, since inception, there has not been (i ) any material adverse change in the financial condition of ITALIA or in its operations, business, prospects, or assets, (ii) any past or prospective loss of its business, or any notice from any customer that it is planning or considering a material change in its patronage, (iii) any mortgage, pledge, lien or encumbrance or other security interest made or incurred on any of ITALIA's assets, other than liens for Taxes not yet due and payable, (iv) any sale, transfer or other disposition of ITALIA's properties or assets other than arising in the ordinary course of business, (v) any loan, borrowing or guaranty obligating ITALIA other than arising in the ordinary course of business, or (vi) any other event or condition of any character which has materially and adversely affected or does materially and adversely affect ITALIA's assets or impede its business.

(j)  Insurance.  ITALIA maintains fully paid-up transferable insurance policies
     ---------
or bonds which provide insurance coverage in normal and customary amounts with respect to the risks normally insured against by companies similarly situated, including general and public liability insurance.

(k)  Litigation. Except as disclosed in any schedule or exhibit hereto, there is
     -----------
no legal, administrative, arbitration or other proceeding or claim, governmental or administrative investigation or inquiry pending or threatened against or involving ITALIA or ITALIA's assets, business or financial condition, or which questions ITALIA's ability to carry out its obligations hereunder, or which challenges the acquisition of ITALIA by USIT or the exchange of securities contemplated hereby.

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

(l)  Authority.  On or before the closing date, ITALIA will have taken all
     ---------
necessary legal action to approve the execution and delivery of this Agreement and the performance of its obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of the Directors and OWNERS of ITALIA, and ITALIA and no further authorization, approval or consent is necessary. Neither the Directors nor any other present OWNERS of ITALIA will have any appraisal or other dissenters' rights respecting the transactions contemplated hereby.

(m)  Compliance with Other Instruments, Etc.  Neither the execution and delivery
     --------------------------------------
of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in violation of or constitute a default under and is not prohibited by the Articles of Incorporation or By-Laws of ITALIA, the provisions of any agreement, mortgage, indenture, franchise, license, permit, or other consent, approval authorization, lease or other instrument, judgement, decree, order, law or regulation by which ITALIA is bound or by which ITALIA's business or assets may be affected.

(n)  Governmental and Other Consents, Etc.  No consent, approval or
     ------------------------------------
authorization of or declaration or filing with any governmental authority or other person or entity, domestic or foreign, on the part of ITALIA is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(o)  Compliance with Law, Etc.  To the best knowledge of the OWNERS after due
     ------------------------
inquiry, ITALIA has complied with and is not in default in any respect under any law, ordinance, requirement, regulation, judgement, decree or order applicable to it or its business or properties and ITALIA has not received notice of any claimed default with respect to any of the foregoing.

(p)  Adverse Agreements, Etc.  Except as set forth on any Schedule or exhibit
     -----------------------
hereto, neither ITALIA nor the OWNERS is a party to any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects ITALIA's or the OWNERS' obligations hereunder.

(q)  Brokers.  All negotiations relative to this Agreement and the transactions
     -------
contemplated hereby have been conducted without the intervention of any other person or entity, and in such a manner so as not to give rise to any valid claim against INNO, USIT or ITALIA for a finder's or brokerage fee or like payment.

(r)  Restricted Securities.  The USIT common stock to be issued hereunder, upon
     ---------------------
issuance and transfer to the OWNERS, will not have been "registered" and therefore will be "restricted securities", as those terms are used under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder. By execution of this Agreement, the OWNER agrees, represents and warrants that his acquisition of the USIT Shares hereunder is for investment only, for his own account (both of record and beneficially) and not with a view to "distribution" as that term is used under the 1933 Act. The USIT shares to be issued hereunder may bear a legend substantially as follows: "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,AS AMENDED, OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL, AT THE REQUEST OF THE PRESIDENT, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH TRANSFER OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. BY ACQUIRING THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, EACH STOCKHOLDER REPRESENTS THAT HE HAS ACQUIRED SUCH SHARES OF STOCK FOR INVESTMENT AND THAT HE WILL NOT SELL OR OTHERWISE DISPOSE OF THE SHARES OF STOCK WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACT AND RULES AND REGULATIONS THEREUNDER."

     5.  REPRESENTATIONS AND WARRANTIES OF INNO AND USIT. INNO and USIT
         -----------------------------------------------
     represent and warrant to the OWNERS as follows:

(a)  Organization; Good Standing.  INNO and USIT are duly organized, validly
     ---------------------------
existing and in good standing under the laws of their respective States of incorporation with all requisite corporate power and authority to own, operate and lease its respective properties and assets and to carry on its business as now or to be conducted, and is and will be duly qualified to do business wherever the nature and location of its businesses and assets requires such qualification.

(b)  Authority.  INNO and USIT have taken and will have taken, prior to the
     ---------
closing date, all necessary corporate action to approve the execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

(c)  Capitalization.  (i) The authorized capital of INNO consists of one hundred
     --------------
million (100,000,000) shares of common stock of which seventy seven million three hundred eighty five thousand (77,385,000) shares are validly issued, fully paid, non-assessable and outstanding. (ii) The authorized capital of USIT consists of fifty million (50,000,000) shares of common stock of which none will have been issued prior to the Closing Date, and five million (5,000,000) shares of Preferred stock of which none will have been issued prior to the closing date. (iii) except as set forth in this Agreement, there are and will be on the Closing Date, no existing agreements, warrants, options, subscription rights or other contracts or rights providing for the sale or issuance of securities of USIT.

(d)  Assets and Business.  INNO engages in the organization, acquisition,
     -------------------
holding, financing merging and/or disposition of subsidiaries engaged in a variety of businesses. Except for acquisition agreements, there are no existing agreements, warrants, licenses or rights currently used or useful in the conduct of the business of either INNO or USIT.

(e)  Licenses.  Neither INNO nor USIT holds any licenses.
     --------

(f)  Financial Statements.  (i) No audited or unaudited financial statement has
     --------------------
been prepared on INNO. Except for its subsidiaries and acquisition agreements, if any, INNO has no material assets and no material liabilities. INNO has not engaged in any business except as described herein during the period since 1991.
(ii) USIT was incorporated on September 6, 2000. USIT has not prepared a financial statement. On the Closing Date, USIT will have no liabilities and no assets with the exception of "Organization Costs" in an amount less than two thousand dollars ($2,000.00).

(g)  Public and Regulatory Information.  INNO shall use its best efforts to
     ---------------------------------
supply information to the OWNERS and USIT and ITALIA for inclusion in any reports required to be filed by USIT in support of the trading of its common stock in the Over The Counter markets, or as may be required by the SEC in connection with the issuance and/or trading of its securities, or by the NASD or any Broker Dealer organization making a market or proposing to make a market in the securities of USIT. Nothing contained herein shall function to obligate INNO to obtain and/or supply audited financial information or other information which INNO, in the sole judgement of its officers and directors, cannot practicably obtain.

(h)  Information.  All written material furnished or to be furnished by INNO and
     -----------
USIT does not and will not contain any statement which is false or misleading with respect to any material fact, and does not and will not omit to state any material fact, the omission of which makes the statements therein false or misleading.

(i)  Taxes.   There are no unpaid taxes which are a lien on INNO's properties
     -----
and assets. There is not pending or known any proposed assessment by any taxing authority for additional Taxes applicable to INNO.

(j)  Insurance.  Neither INNO nor USIT maintains any insurance policies or bonds
     ---------
with respect to the risks normally insured against by companies similarly situated, including general and public liability insurance.

(k)  Litigation.  There is no legal, administrative, arbitration or other
     ----------
proceeding or claim, governmental or administrative investigation or inquiry pending or threatened against or involving INNO or USIT, their properties, assets, business or financial condition, or which questions the ability of INNO or USIT to carry out its obligations hereunder, or which challenges the acquisition of ITALIA by USIT or the exchange of securities contemplated hereby.

(l)  Authority.  On or before the closing date, INNO and USIT will have taken
     ---------
all necessary legal action to approve the execution and delivery of this Agreement and the performance of its obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of the Directors of INNO and USIT, and INNO and USIT, and no further authorization, approval or consent is necessary.

(m)  Compliance with Other Instruments, Etc.  Neither the execution and delivery
     --------------------------------------
of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in violation of or constitute a default under and is not prohibited by the Articles of Incorporation or By-Laws of INNO or USIT, the provisions of any agreement, mortgage, indenture, franchise, license, permit, or other consent, approval authorization, lease or other instrument, judgement, decree, order, law or regulation by which INNO or USIT is bound or by which any business or assets may be affected.

(n)  Governmental and Other Consents, Etc.  No consent, approval or
     ------------------------------------
authorization of or declaration or filing with any governmental authority or other person or entity, domestic or foreign, on the part of INNO or USIT is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(o)  Compliance with Law, Etc.  INNO and USIT have complied with and are not in
     ------------------------
default in any respect under any law, ordinance, requirement, regulation, judgement, decree or order applicable to them or their business or ITALIA and neither has received notice of any claimed default with respect to any of the foregoing.

(p)  Adverse Agreements, Etc.  Neither INNO nor USIT is a party to any agreement
     -----------------------
or instrument or subject to any charter or other corporate restriction which materially and adversely affects their obligations hereunder.

(q)  No Continuing INNO Interest. By execution of this Agreement, INNO and USIT
     ---------------------------
agree, represent and warrant that after distribution of the USIT shares described hereinabove in

Paragraph 1, INNO will thereafter have no interest in or relationship with ITALIA, USIT or the OWNERS with respect to the transactions contemplated hereby.


     6.  CERTAIN COVENANTS OF ITALIA AND THE OWNERS.
         ------------------------------------------

(a)  Cause Conditions to be Satisfied.  ITALIA and the OWNERS shall use their
     --------------------------------
best efforts to cause the transactions contemplated by this Agreement to be consummated.

(b)  Operation in Usual Manner.  From and after the execution and delivery of
     -------------------------
this Agreement and until the Closing Date, the OWNERS shall cause ITALIA to continue to conduct its business in a prudent manner and not to engage in any activity outside the normal and ordinary course of such business or to incur any obligations not incurred in the normal and usual course of its business and consistent with past practice and to take no actions or omit to take any actions the taking or omitting of which would result in any material adverse change in the financial condition of ITALIA or in its operations, business, prospects, ITALIA or assets or its ability to perform its obligations hereunder.

(c)  Miscellaneous.  ITALIA and the OWNERS agree to call and hold such
     -------------
meeting(s) of Directors and OWNERS as shall be necessary to consider and approve the transactions described herein.

     7.  CERTAIN COVENANTS OF INNO AND USIT.
         ----------------------------------

(a)  Cause Conditions to be Satisfied.   INNO and USIT shall use their best
     ---------------------------------
     efforts to cause the transactions contemplated by this Agreement to be consummated.

(b)  Operation in Usual Manner.  From and after the execution and delivery of
     -------------------------
     this Agreement and until the Closing Date, INNO and USIT shall continue to conduct business in a prudent manner and not engage in any activity outside the normal and ordinary course of such business in pursuit of the transactions contemplated by this Agreement and not incur any obligations not incurred in the interests of the transactions contemplated hereby and take no actions or omit to take any actions the taking or omitting of which would result in any material adverse change in the financial condition of INNO or USIT or either of their operations, business, prospects, ITALIA or assets or ability to perform their respective obligations hereunder.

(c)  Miscellaneous.  INNO and USIT agree to call and hold such meeting(s) of
     -------------
     Directors as shall be necessary to consider and approve the transactions described herein.

     8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ITALIA AND THE OWNERS.  All
         ----------------------------------------------------------------
         obligations of ITALIA and the OWNERS under this Agreement are subject at their discretion to the fulfillment, at or prior to the Closing Date of each of the following conditions:

(i) INNO's and USIT's representations and warranties herein contained shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of said date;

(ii) INNO and USIT shall have performed in all material respects all its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with by INNO and USIT on or prior to the Closing Date;

(iii) The OWNERS shall have received a certificate executed by the President of INNO dated the Closing Date, in form and substance satisfactory to the OWNERS, with respect to the matters specified in Section 8(i) and 8(ii);

(iv) No suit action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which might materially and adversely affect the value of USIT's business and assets.

     9.  CONDITIONS PRECEDENT TO INNO'S AND USIT'S OBLIGATIONS.  All obligations
         -----------------------------------------------------
         of INNO and USIT under this Agreement are subject at their discretion, to the fulfillment, at or prior to the Closing Date of each of the following conditions:

(i) ITALIA's and the OWNERS' representations and warranties herein contained shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of said date;

(ii) ITALIA and the OWNERS shall have performed in all material respects all its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with by ITALIA and the OWNERS on or prior to the Closing Date;

(iii) INNO shall have received a certificate executed by the President of ITALIA and by the OWNERS dated the Closing Date, in form and substance satisfactory to the President of INNO, with respect to the matters specified in
Section 9(i) and 9(ii);

(iv) No suit action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which might materially and adversely affect the value of ITALIA' business and assets.

     10. SURVIVAL OF CERTAIN PROVISIONS.  All of the representations, warranties
         ------------------------------
         and covenants contained in Sections 4,5,6,and 7 of this Agreement shall survive the Closing Date for a period of two (2) years.


     11. INDEMNIFICATION OF INNO AND USIT.
         --------------------------------

(a) Notwithstanding the events to take place on the Closing Date, and regardless of any investigation at any time made by or on behalf of INNO or USIT or any information that either of them may have, ITALIA and the OWNERS agree to fully indemnify, defend, save and hold

INNO and USIT harmless in the event that INNO or USIT shall at any time during the two (2) year period following the Closing Date, suffer any expense, damage, liability, loss, cost or deficiency, or shall have asserted against it any claim, demand or suit, which arises out of or results from, or if INNO or USIT shall pay or become obligated to pay any sum or incur any expense (including reasonable attorney's fees) on account of the following: (i) any inaccuracy in any representation or the breach of any warranty of ITALIA or the OWNERS hereunder; (ii) any failure of ITALIA or the OWNERS duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of ITALIA or the OWNERS to be performed or observed; (iii) any material misrepresentation in, or omission from, any statement, exhibit, certificate, schedule or other document furnished on or after the date hereof pursuant to this Agreement by ITALIA or the OWNERS (or any representative thereof); (iv) any and all claims, demands, suits, actions, causes of action, proceedings, losses, liabilities, judgements, including but not limited to, costs and legal and other expenses, incident to any of the matters otherwise indemnified against by this
Section 11 must be asserted by INNO or USIT no later than the second anniversary of the Closing Date.

(b) The foregoing indemnification is in addition to all of INNO's and USIT's other rights and remedies under law or in equity for any breach by ITALIA or the OWNERS and INNO's and USIT' right of offset for any Consideration or other sum which INNO or USIT is obligated to pay to the OWNERS is expressly preserved.

     12. INDEMNIFICATION OF ITALIA AND THE OWNERS.
         ----------------------------------------

(a) Notwithstanding the events to take place on the Closing Date, and regardless of any investigation at any time made by or on behalf of ITALIA or the OWNERS or any information that either of them may have, INNO and USIT agree to fully indemnify, defend, save and hold ITALIA and the OWNERS harmless in the event that ITALIA or the OWNERS shall at any time during the two (2) year period following the Closing Date, suffer any expense, damage, liability, loss, cost or deficiency, or shall have asserted against it any claim, demand or suit, which arises out of or results from, or if ITALIA or the OWNERS shall pay or become obligated to pay any sum or incur any expense (including reasonable attorney's fees) on account of the following: (i) any inaccuracy in any representation or the breach of any warranty of INNO or USIT hereunder; (ii) any failure of INNO or USIT duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of INNO or USIT to be performed or observed; (iii) any material misrepresentation in, or omission from, any statement, exhibit, certificate, schedule or other document furnished on or after the date hereof pursuant to this Agreement by INNO or USIT (or any representative thereof); (iv) any and all claims, demands, suits, actions, causes of action, proceedings, losses, liabilities, judgements, including but not limited to, costs and legal and other expenses, incident to any of the matters otherwise indemnified against by this Section 12 must be asserted by ITALIA or the OWNERS no later than the second anniversary of the Closing Date.

(b) The foregoing indemnification is in addition to all of ITALIA' and the OWNERS' other rights and remedies under law or in equity for any breach by INNO or USIT and ITALIA' and the OWNERS right of offset for any Consideration or other sum which ITALIA or the OWNERS is obligated to pay to INNO or USIT is expressly preserved.

     13.  POST-CLOSING MATTERS. After the Closing Date:
          --------------------

INNO shall cause all present Directors and Officers of USIT to resign;
The OWNERS shall elect a new Board of Directors of USIT in accordance with its By-laws;
The new Board of USIT shall elect or appoint Officers of USIT.
USIT shall enter into such employment agreements with such of its employees as its Officers and Board shall decide.

     14.  NOTICES.  All notices, consents, demands, requests, approvals and
          -------
          other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified first class mail, postage prepaid:
(a)  If to ITALIA, CESARETTI or the  OWNERS:
     --------------------------------------

                         C/O Andrea Cesaretti
                         Via Francesco Sforza 15

                         20122 Milano MI
                         Italy

(b)  : If to INNO and/or USIT:

                         C/O Frank G. Wright
                         44 Philips Farm Road
                         Marshfield, MA 02050

     15.  ENTIRE AGREEMENT.  This Agreement embodies the entire agreement and
          ----------------
          understanding of the parties hereto and supersedes any prior agreement and understanding among all of the same parties.

     16.  NO WAIVER.  No failure to exercise, and no delay in exercising, any
          ---------
          right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement, any Exhibits, any Schedules and any certificate or document delivered pursuant to the provisions hereof, are in addition to all other rights and remedies, at law or equity, that they may have against the others.

     17.  EXHIBITS AND SCHEDULES.  The Exhibits and Schedules to this Agreement
          ----------------------
          constitute a part hereof as though set forth in full above.

     18.  SPECIFIC PERFORMANCE.  The parties mutually acknowledge that in the
          --------------------
          event of a breach or renunciation of this Agreement by any party, or a termination of this Agreement or a willful failure by any party to perform its obligations hereunder, the other parties will not have an adequate remedy at law and, therefore, each of the other parties shall be entitled to injunctive or other equitable relief, in addition to the other remedies available to them.

     19.  FURTHER ASSURANCES.  Each of the parties agrees that at any time, and
          ------------------
          from time to time, it shall execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the purposes and intent of this Agreement, including if necessary, but not by way of limitation, the execution of one or more Agreements containing the same essential business conditions, intended in the aggregate to replace the within agreement

     20.  SEVERABILITY.  The parties stipulate that the terms and provisions of
          ------------
          this Agreement are fair and reasonable as at the signing of this Agreement. However, if notwithstanding that stipulation any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     21.  COUNTERPARTS.  This Agreement may be executed simultaneously in two or
          ------------
          more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.  GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
          accordance with the laws of the Commonwealth of Massachusetts in the U.S.A.and shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     23.  HEADINGS.  The descriptive headings of the several paragraphs of this
          --------
          Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                                     Exhibit 2.1


                                        INNOVATION INTERNATIONAL, INC.
Attest:

/s/ Lee B. Wright                            /s/ Frank G. Wright
----------------------                       -----------------------------------
     Secretary                                    Frank G. Wright, President


                                             HOSP - ITALIA INDUSTRIES, INC.
Attest:

/s/ Frank G. Wright                          /s/ Lee B Wright
----------------------                       -----------------------------------
     Secretary                                    Lee B. Wright, President


ANDREA CESARETTI

/s/ Andrea Cesaretti                         Witness: __________________________
----------------------

additional Signatures on Next Page..............................................
HOSPITALIA s.r.I

/s/ Andrea Cesaretti
----------------------------------
Andrea Cesaretti, President


Attest:

______________________
     Secretary

                                                                     Exhibit 2.1

THE OWNERS.

By their agent and representative:


Andrea Cesaretti /s/ Andrea Cesaretti        Witness: ______________________
                 ------------------------

                                                                         Page 19